STOCK PURCHASE AGREEMENT

            Agreement, dated as of this 11th day of November, 1997, by and among Bernard M. Manuel ("Manuel"), Stuart B. Katz ("Katz" and together with Manuel, the "Buyers") and Limited Direct Associates, L.P., a Delaware limited partnership (the "Seller").

                              R E C I T A L S :

            A. The Seller is the record and beneficial owner of an aggregate of 854,319 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Cygne Designs, Inc., a Delaware corporation (the "Company"); and

            B. The Buyers have agreed to buy, and the Seller has agreed to sell, the Shares, subject to certain terms and conditions herein set forth.

            THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, the Seller and the Buyers hereby agree as follows:

                                   ARTICLE ONE

                          (Purchase and Sale of Shares)

            Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Seller hereby agrees to transfer and sell to the Buyers, and each Buyer, severally and not jointly, hereby agrees to purchase from the Seller, that number of Shares set forth opposite such Seller's name in Schedule A hereto at a purchase price of $.45 per Share.

                                   ARTICLE TWO

                                  (The Closing)

            The closing of the sale and purchase of the Shares contemplated hereunder (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY at 10:00 A.M. on December 3, 1997 (the "Closing Date"), or at such other time and place as may be mutually agreed upon in writing by the parties. At the Closing (i) each of Manuel and Katz shall deliver to the Seller a certified or official bank check payable to the order of the Seller in the amount of the purchase price for the Shares being purchased by him and (ii) the Seller will deliver to the Buyers one or more stock certificates representing the Shares purchased by the


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Buyers from the Seller as set forth herein, with stock powers duly endorsed in blank attached thereto, and shall take all such further actions as may reasonably be requested by the Company's transfer agent in connection with the issuance to the Buyers of a certificate or certificates, registered in the name of such Buyers, representing the Shares being acquired by such Buyer. The Shares shall be transferred by the Seller to the Buyers free and clear of any and all Encumbrances (as hereinafter defined), provided that the Buyers will purchase and affix to the stock certificates all requisite stock transfer tax stamps and will be entitled to all rebates of such stock transfer taxes.

                                  ARTICLE THREE

            (Certain Representations and Warranties of the Seller)

            The Seller hereby represents and warrants to, and covenants with, the Buyers that:

            3.1 Authorization; Compliance. All necessary action has been taken by Seller to authorize the execution, delivery and performance of this Agreement by Seller. The execution, delivery and performance by the Seller of this Agreement and the sale and delivery of the Shares by the Seller will not violate, conflict with or result in a breach of any agreement or other document or undertaking to which the Seller is a party or by which the Seller is bound or violate any law, regulation, order, writ, injunction or decree of any court or administrative or governmental body by which the Seller is bound.

            3.2 Unencumbered Title. The Seller is the sole record and beneficial owner of the Shares to be transferred to the Buyers. The Shares are not subject to any lien, claim, restriction or encumbrance or to any option or right (collectively, "Encumbrances") that restricts the Seller from transferring good and marketable title to the Shares to the Buyers, free and clear of any Encumbrances.

            3.3 Opportunity to Ask Questions. Seller has been given the opportunity to ask questions of and to receive answers from the Company regarding the business, results of operations, financial condition, prospects or other affairs of the Company and to obtain such other information as Seller desired in order to evaluate Seller's decision to sell the Shares.

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                                  ARTICLE FOUR

            (Certain Representations and Warranties of the Buyers)

            Each Buyer, severally and not jointly, represents and warrants to the Seller that:

            4.1 Investment Intent, etc. He is acquiring the Shares to be purchased by him for investment for his own account and not with the view to, or for resale in connection with, any distribution thereof. He is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares. He understands that the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold unless so registered or unless an exemption from registration is available. The stock certificates will bear a legend to that effect.

            4.2 Familiarity with the Company. He is fully familiar with the business, results of operations, financial condition, prospects and other affairs of the Company. He acknowledges that in connection with his purchase of Shares hereunder, neither the Company, the Seller nor anyone acting on its behalf or any other person has made, and he is not relying upon, any representations, warranties, statements or projections concerning the Company, its present or projected results of operations, its prospects, its present or future plans, its products, or the value of its shares or business or any other matter in relation to its business or affairs.

                                  ARTICLE FIVE

                                  (Conditions)

            5.1 The obligations of the Buyers to purchase the Shares is subject to the fulfillment of each of the following conditions:

            (a) The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects at the date hereof and at and as of the Closing, with the same force and effect as if made at and as of the Closing, and Seller shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by Seller on or prior to the Closing.

            5.2 The obligations of the Seller to consummate the sale of the Shares are subject to the fulfillment of each of the following conditions:

            (a) The representations and warranties of each Buyer contained in this Agreement shall be true and correct in all material respects at the date hereof and at and as of the Closing, with the same force and effect as if made at and as of the

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Closing, and each Buyer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by such Buyer on or prior to the Closing.

                                   ARTICLE SIX

                                 (Miscellaneous)

            6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York.

            6.2 Third Party Beneficiary. In permitting the transfer of the Shares hereunder, the Company may rely upon, and shall be a third party beneficiary of, the representations and warranties of the Seller set forth in Article Three hereof and the representations and warranties of the Buyers set forth in Article Four hereof.

            6.3 Survival, etc. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

            6.4 Successors and Assigns. This Agreement may not be assigned. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            6.5 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, discharged or terminated except by a written instrument signed by the parties hereto.

            6.6 Delays or Omissions. The parties hereto agree that no delay or omission to exercise any right, power or remedy accruing upon any breach or default under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

            6.7 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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            6.8 Additional Acts.  The parties hereto agree to sign such additional documents and to take such additional actions as may reasonably be necessary of any of them to accomplish the purposes of this Agreement.

            6.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            6.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

                                   LIMITED DIRECT ASSOCIATES, L.P.

                                   By: Limited Direct, Inc., its
                                         General Partner


                                   By: /s/ WILLIAM GERBER
                                   ---------------------------------------------
                                   Name: William Gerber
                                   Title: Vice President of Limited Direct, Inc.


                                   /s/ BERNARD M. MANUEL
                                   ---------------------------------------------
                                   Bernard M. Manuel


                                   /s/ STUART B. KATZ
                                   ---------------------------------------------
                                   Stuart B. Katz

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                                   SCHEDULE A

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                                NUMBER OF SHARES
          BUYER                    PURCHASED              PURCHASE PRICE
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  Bernard M. Manuel             734,319 shares              $330,443.55
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  Stuart B. Katz                120,000 shares               $54,000.00
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     TOTAL                      854,319 shares              $384,443.55
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